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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                February  7, 2000
                     -------------------------------------
                                 Date of Report
                        (Date of earliest event reported)


                                IMAGEX.COM, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Washington                      0-78271                       91-1727170
-----------------           ---------------------            -------------------
 (State or other            (Commission File No.)               (IRS Employer
 jurisdiction of                                             Identification No.)
  incorporation)

                        10800 N.E. 8th Street, Suite 200
                           Bellevue, Washington 98004
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (425) 452-0011
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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ITEM 5.    OTHER EVENTS

         ImageX.com, Inc. announced today its 31-day post-merger combined financial results following its recent business combination with PrintBid.com, Inc. The combined company generated revenues of approximately $1.4 million, net loss of $3.8 million and loss per share of $0.23 for the 31-day post-merger period beginning December 10, 1999, including a net loss of $593,000, or $0.03 loss per share, contributed by PrintBid.com, Inc. This disclosure is required pursuant to the U.S. Securities and Exchange Commission (SEC) regulations (Accounting Staff Release No. 135, as amended by Staff Accounting Bulletins Nos. 65 and 76) in order for affiliates to be able to sell their shares, including shares to be sold by certain ImageX.com, Inc. affiliates in the recently announced "secondary" share offering to the public. The 31-day information presented is not necessarily indicative of our future operating results and should not be relied upon to predict our future performance.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             IMAGEX.COM, INC.


Dated:  February  7, 2000                By:/S/ Robin L. Krueger
                                                ------------------------------
                                                Robin L. Krueger
                                                Chief Financial Officer

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